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                                                                     EXHIBIT 2.2



                         PRIME BANK OF CENTRAL FLORIDA

                               STOCK OPTION PLAN

Section 1.  Purpose.    The purpose of Prime Bank of Central Florida's Stock
Option Plan ("Plan") is to promote the growth and general prosperity of the Bank by permitting the Bank to grant options to purchase shares of its Common Stock to certain key officers. The Plan is designed to help attract and retain superior personnel for positions of responsibility with the Bank, or of any subsidiary, and to provide key employees with an additional incentive to contribute to the success of the Bank. The Bank intends that options granted pursuant to the provisions of the Plan will qualify and will be identified as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code").

Section 2.  Administration.   The Plan shall be administered by a committee
which shall consist of three or more members of the Board of Directors, none of whom is an officer or employee of the Bank, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The committee, when acting to administer the Plan, is referred to as the "Plan Administrators." Any action of the Plan Administrators shall be taken by majority vote or the unanimous written consent of the Plan Administrators. No Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or to any option granted thereunder.

Section 3.  Authority of Plan Administrators.   Subject to the other provisions
of this Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority in their absolute discretion: (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to prescribe, amend and rescind rules and regulations relating to the Plan; (d) to determine the employees to whom options shall be granted under the Plan; (e) to determine the time or times at which options shall be granted under the Plan; (f) to determine the number of shares subject to any option under the Plan and the option price, and the duration of each option, and any other terms and conditions of options (g) to terminate the Plan; and (h) to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

Section 4.  Maximum Number of Shares Subject to the Plan.   The maximum
aggregate number of shares of Common Stock available pursuant to the Plan, subject to adjustment as provided in Section 7 hereof, shall be an amount equal to 20.0% of the shares of Common Stock of the Bank issued and outstanding from time to time. If any of the options granted under this Plan expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall again be available for the purposes of the Plan.

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Section 5.     Eligibility and Participation. Only regular full-time employees of the Bank, including officers whether or not directors of the Bank, or any subsidiary, shall be eligible for selection by the Plan Administrators to participate in the Plan. Directors who are not full-time, salaried employees of the Bank, or of any subsidiary, shall not be eligible to participate in the Plan. Full time employees are those employees who work more than 1,000 hours per year.

Section 6.     Effective Date and Term of Plan.   The Plan shall become
effective upon its adoption by the Board of Directors of the Bank, approval by the Florida Department of Banking and Fiance ("Department") and approval by a majority of the total votes eligible to be cast at a meeting of stockholders, which vote shall be taken within 12 months of adoption of the Plan by the Bank's Board of Directors, provided, however, that options may be granted under this Plan prior to obtaining Department or stockholder approval of the Plan and, further provided, that any such options shall be contingent upon such Department and stockholder approval being obtained and may not be exercised prior to such approval. The Plan shall continue in effect for a term of ten years unless sooner terminated under Section 3.

Section 7.     Adjustments.   If the shares of Common Stock of the Bank as a
whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options maybe be granted under this Plan. A corresponding judgment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without charge in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this Section 7, any fractional shares shall be disregarded.

Section 8. Termination and Amendment of Plan. The Plan shall terminate no later than ten years from the date such Plan is adopted by the Board of Directors or the date such Plan is approved by the Stockholders, whichever is earlier. No options shall be granted under the Plan after that date. Subject to the limitation contained in Section 9, the Plan Administrators may at any time amend or revise the terms of the Plan, including the form and substance of the option, agreements to be used hereunder; provided that no amendment or revision shall: (a) increase the maximum aggregate number of shares that may be sold, appreciated or distributed pursuant to options granted under this Plan, except as permitted under Section 7; (b) change the minium purchase price for shares under Section 16; (c) increase the maximum term established under the Plans for any option, or (d) permit the granting of an option, to anyone other than as provided in Section 5.


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Section 9.     Prior Rights and Obligations.  NO amendment, suspension or termination of the Plan shall, without the consent of the employee who has received an option, alter or impair any of that employee's rights or obligations under any option granted under the Plan prior to such amendment, suspension or termination.

Section 10. Privileges of Stock Ownership. Notwithstanding the exercise of any options granted pursuant to the terms of this Plan, no employee shall have any of the rights or privileges of a stockholder of the Bank with respect to any shares of stock issuable upon the exercise of his or her option until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon exercise of any option or unless and until all of the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities shall have been fully complied with. No adjustment shall be made for dividends or any other distributions for which the record date is prior to the date on which such stock certificate is issued.

Section 11. Reservation of Shares of Common Stock. The Bank, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Bank will, from time to time as is necessary to accomplish the purposes of this Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Bank to obtain from any regulatory agency having jurisdiction the authority deemed by the Bank's counsel to be necessary to permit the lawful issuance and sale of any shares of its stock hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of the stock as to which the requisite authority shall not have been obtained.

Section 12. Tax Withholding. The exercise of any option is subject to the condition that if at any time the Bank shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Bank.

Section 13. Employment. Nothing in the Plan or in any option shall confer upon any eligible employee any right to continued employment by the Bank, or by any subsidiary corporation or limit in any way the right of the Bank or its subsidiary corporations at any time to terminate or alter the terms of that employment.


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Section 14.  Option Terms and Conditions. The terms and conditions of options granted under the Plan may differ from one another as the Plan Administrators shall, in their discretion, determine, as long as all options granted under the Plan satisfy the requirements of the Plan.

Section 15. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Plan expire later than ten years from the date on which the option is granted, except that any employee who owns more than 10% of the combined voting power of all classes of stock of the Bank, or of its subsidiaries, must exercise any options granted thereto within three years from the date of grant. In addition, each option shall be subject to early termination as provided in the Plan.

Section 16. Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option shall not be less than the fair market value of the shares at the time of the grant of the option or the book value of the stock as reflected by the records of the Bank on the last day of month immediately preceding the grant, whichever is greater; except that for any employee who owns more than 10% of the combined voting power of all classes of stock of the Bank, or of its subsidiaries, the purchase price shall not be less than 110% of fair market value or the book value of the stock as reflected by the Bank on the last day of month immediately preceding the grant, whichever is greater.

Section 17. Maximum Amount of Options in Any Calendar Year. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which stock options are exercisable for the first time by any employee during any calendar year (under the terms of this Plan and all such plans of the Bank and any subsidiaries) shall not exceed $100,000.

Section 18. Exercise of Options. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators, provided, however, that no option may be exercisable for the first six months following the date the option is granted. No option may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Bank or by shares of Common Stock (including shares acquired pursuant to the exercise of an option), if permitted by the Plan Administrators, or by a combination of cash, check or shares of Common Stock, at the time of exercise of the option, provided that the form(s) of payment allowed the employee shall be established when the option is granted. If any portion of the purchase price is paid in shares of Common Stock, those shares be tendered at their then fair market value as determined by the Plan Administrators in accordance with Section 16 of this Plan.


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Section 19.  Acceleration of Right of Exercise of Installments. Notwithstanding
the first sentence of Section 18 of this Plan with respect to the ability to exercise options in installments, in the event the Bank or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Bank by means of a sale, merger or other reorganization, liquidation or otherwise, any option granted pursuant to the terms of the Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Bank and, subject to the provisions hereof, ending when the disposition of assets or stock contemplated by that agreement is consummated or the option is otherwise terminated in accordance with its provisions or the provisions of this Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 19 on account of any agreement to dispose of all or substantially all of the assets or stock of the Bank by means of a sale, merger or other reorganization, liquidation or otherwise where the stockholders of the Bank immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock of the surviving entity entitled to vote immediately after the consummation of the transaction whether the Bank or some other entity, and provided further, that the exercisability of an option may not be accelerated prior to the sixth month anniversary of the date the option was granted. In the event the transaction contemplated by the agreement referred to in this Section 19 is not consummated, but rather is terminated, cancelled or expires, the options granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

         Notwithstanding the first sentence of Section 18 of this Plan with respect to the ability to exercise options in installments, and subject to the provisions of the first paragraph of this Section 19, in the event of a change in control of the Bank or threatened change in control of the Bank as determined by a vote of not less than a majority of the Board of Directors of the Bank, all options granted prior to such change in control or threatened change of control shall become immediately exercisable, except that any option granted for less than six months shall not become exercisable until the sixth month anniversary of the date the option was granted. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Bank by an person or by persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended; provided, however, that for purposes of this Plan, except under the circumstances as set forth in the first paragraph of this Section 19, no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of or offer to acquire 10% or more of the voting securities of the Bank, the full Board of Directors of the Bank shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.



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Section 20.  Written Notice Required. Any option granted pursuant to the terms of the Plan shall be exercised when written notice of that exercise has been given to the Bank at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Bank.

Section 21. Compliance with Securities laws. Shares of Common Stock shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Bank with respect to such compliance. The Plan Administrators may also require an employee to whom an option has been granted under the Plan ("Optionee") to furnish evidence satisfactory to the Bank, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. Further, each Optionee shall consent to the imposition of a legend on the share of Common Stock subject to his or option restricting their transferability to the extent required by law or by this Section 21.

Section 22. Employment of Optionee. Each Optionee, if requested by the Plan Administrators when the option is granted must agree in writing as a condition of receiving his or her option that he or she will remain in the employ of the Bank or any subsidiary of the Bank (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), as the case may be, following the date of the granting of that option for a period specified by the Plan Administrators, which period shall in no event exceed three years. Nothing in the Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Bank, or any subsidiary corporations, or limit in any way the right of the Bank or any subsidiary corporations at any time to terminate or alter the terms of that employment.


Section 23. Option Rights Upon Termination of Employment. If an Optionee ceases to be employed by the Bank or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425[a] of the Code applies), for any reason other than death, disability or cause, his or her option shall immediately terminate; provided, however, that the Plan Administrators may, in their discretion, allows such option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the option or this Plan otherwise provides for earlier termination. If an Optionee

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is terminated for cause, any options granted thereto under the provision of this Plan shall terminate as of the effective date of such termination of employment.

Section 24. Option Rights upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Bank or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which
Section 425[a] of the Code applies), the option may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or this Plan otherwise provides for earlier termination.

Section 25. Option Rights Upon Death of Optionee. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an Optionee dies while employed by the Bank or any subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425[a] of the Code applies), or within three months after ceasing to be an employee thereof, his or her option shall expire one year after the date of death unless by its term it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the option at the date of death.

Section 26. Options Not Transferable. Options granted pursuant to the terms of this Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of an Optionee only by that Optionee or his guardian or legal representative.

Section 27. Conversion of Option Granted Under Plan. Options granted pursuant to the terms of this Plan may be converted with the written consent of the Optionee to compensatory nonqualified stock options.

     Adopted by the Board of Directors of the Bank at a meeting called for that purpose on the 17th day of March, 1994.





                                        /s/ Bruce A. Naylor
                                        --------------------------------------
                                        Bruce A. Naylor, President and
                                        Chief Executive Officer



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